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                         REGISTRATION RIGHTS AGREEMENT

                           DATED AS OF JULY 21, 1997

                                 BY AND BETWEEN

                             INLAND RESOURCES INC.

                                      AND

                      JOINT ENERGY DEVELOPMENT INVESTMENTS
                              LIMITED PARTNERSHIP





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                               TABLE OF CONTENTS

                                                                            Page


Section 1.       Definitions  . . . . . . . . . . . . . . . . . . . . . . . .  1

Section 2.       Demand Registration Rights . . . . . . . . . . . . . . . . .  2

Section 3.       Shelf Registration . . . . . . . . . . . . . . . . . . . . .  3

Section 4.       Piggy-back Registration  . . . . . . . . . . . . . . . . . .  3

Section 5.       Restrictions on Dispositions and Demand Registrations  . . .  4

Section 6.       Registration Procedures  . . . . . . . . . . . . . . . . . .  4

Section 7.       Registration Expenses  . . . . . . . . . . . . . . . . . . .  8

Section 8.       Indemnification; Contribution  . . . . . . . . . . . . . . .  8

Section 9.       Rule 144 . . . . . . . . . . . . . . . . . . . . . . . . . . 11

Section 10.      Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . 11

Section 11.      Binding Effect; Transferees; Termination . . . . . . . . . . 11

Section 12.      Amendments and Waivers . . . . . . . . . . . . . . . . . . . 11

Section 13.      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . 12

Section 14.      Counterparts . . . . . . . . . . . . . . . . . . . . . . . . 12

Section 15.      Headings . . . . . . . . . . . . . . . . . . . . . . . . . . 12

Section 16.      Governing Law  . . . . . . . . . . . . . . . . . . . . . . . 12

Section 17.      Severability . . . . . . . . . . . . . . . . . . . . . . . . 12




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                         REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (the "Agreement") is made and entered into as of the 21st day of July, 1997, by and between Inland Resources Inc. (the "Company"), and Joint Energy Development Investments Limited Partnership (the "Purchaser").

         This Agreement is made pursuant to the Securities Purchase Agreement dated as of July __, 1997 (the "Purchase Agreement"), between the Company and the Purchaser. In order to induce the Purchaser to enter into the Purchase Agreement, the Company has agreed to provide the registration and other rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

         The parties hereby agree as follows:

         Section 1.       Definitions.     As used in this Agreement, the
following terms have the meanings indicated:

                 "Commission" means the Securities and Exchange Commission or any similar agency thus having jurisdiction to enforce the Securities Act.

                 "Common Stock" means the common stock, par value $.001 per share, of the Company.

                 "Demand Registration" has the meaning ascribed to such term in Section 2(a).

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                 "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or governmental or political subdivision, agency or instrumentality thereof or other entity or organization of any kind.

                 "Piggy-back Registration" has the meaning ascribed to such term in Section 4.

                 "Register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement.

                 "Registrable Common Stock" means, collectively, the shares of Common Stock acquirable upon the conversion or issuable upon redemption of the Series C Preferred Stock issued to the Purchaser pursuant to the Purchase Agreement, and any shares of Common Stock or other securities issued with respect to such Common Stock by way of stock dividend or stock split or in





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connection with a combination of shares, recapitalization, merger, consolidation, share exchange, reorganization or otherwise; provided, however, such Common Stock or other securities shall cease to be Registrable Common Stock when (i) a registration statement with respect to the disposition of such Common Stock or other securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with the plan of distribution set forth in such registration statement, (ii) such Common Stock or other securities shall have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act, or (iii) such Common Stock or other securities shall have ceased to be outstanding.

                 "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                 "Series C Preferred Stock" means the Series C Cumulative Convertible Preferred Stock of the Company.

                 "Shelf Registration Statement" has the meaning ascribed to such term in Section 2(a).

         Section 2.       Demand Registration Rights.

                 (a) Right to Demand. Subject to Section 2(b) and Section 5 hereof, any holder of Registrable Common Stock may make a written request to the Company for registration with the Commission under and in accordance with the provisions of the Securities Act of the disposition of all or part of the Registrable Common Stock (a "Demand Registration"). All requests made pursuant to this Section 2(a) will specify the aggregate amount of Registrable Common Stock to be registered, will specify the intended methods of disposition thereof and will specify whether the registration statement to be filed is a "shelf" registration statement ("Shelf Registration Statement") pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the Commission). If any holder intends to dispose of any of the Registrable Common Stock pursuant to an underwritten offering, the holder will have the right to select the underwriter. No securities other than Registrable Common Stock may be registered in connection with a Demand Registration without the consent of the holders of a majority of the outstanding Registrable Common Stock.

                 (b) Number of Demand Registrations; Effective Registration; Expenses. The holders of Registrable Common Stock, in the aggregate, shall be entitled to initiate and have effected two Demand Registrations, and the Company shall pay all Registration Expenses of such Demand Registrations in accordance with Section 7 hereof. The Company shall not be deemed to have effected a Demand Registration unless and until (i) the Company has filed a registration statement with the Commission and (ii) the registration statement has been declared effective by the Commission.

                 (c) Issuance of New Demand Registration Rights. From and after the date of this Agreement and until no Registrable Common Stock remains outstanding, the Company shall not





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issue any registration rights to any person that could adversely affect the rights of the Purchaser hereunder or are inconsistent with the rights of the Purchaser hereunder without the prior written consent of the Purchaser.

         Section 3. Shelf Registration. The Company will, as soon as possible following a written request pursuant to Section 2(a) for the registration of Registrable Common Stock by means of a Shelf Registration Statement, file a shelf registration statement on Form S-3 covering the Registrable Common Stock and thereafter shall use its best efforts to cause the Shelf Registration Statement to be declared effective as soon as practicable following such filing and to take any and all reasonable action within the Company's control, subject to and in accordance with Section 5, as may be necessary or appropriate to maintain such effectiveness until such time as neither any holder nor any of their assignees own any Registrable Common Stock, not to exceed two years from the effective date of such registration statement.

         Section 4. Piggy-back Registration. If the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company for its own account or for the account of others of any class of security (other than pursuant to a registration statement on Forms S-4 or S-8 (or successor forms) or in connection with an exchange offer or an offering of securities solely to the Company's existing stockholders), then the Company shall in each case give written notice of such proposed filing to the holders of Registrable Common Stock (which notice shall indicate, to the extent then known, the proposed managing underwriter or underwriters, if such offering is to be underwritten, and such other terms of the proposed offering that the Company reasonably believes to be material to the holders of Registrable Common Stock) and shall include in such registration statement all or a portion of the Registrable Common Stock owned by such holders which such holders shall request to be so included by written notice given by such holders to the Company within 10 business days after such holder's receipt of such notice from the Company (a "Piggy-back Registration"). The Company shall use reasonable diligence to effect the registration of all Registrable Common Stock requested to be so registered in such offering on the same terms and conditions as any similar securities of the Company included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering advise the Company that the number of shares of Common Stock or other securities sought to be included in such underwritten offering would create a substantial risk that the sale of some or all of such Common Stock or other securities will interfere with the successful marketing of the securities offered by the Company or substantially reduce the proceeds or price per unit that could be derived from such underwritten offering, then the number of shares of Common Stock or other securities to be sold by holders of Registrable Common Stock shall be reduced to the greatest number of shares of Common Stock or other securities, if any, that, together with any shares of Common Stock or other securities to be included in such offering by the Company and other persons, would, in the opinion of such managing underwriter or underwriters, not create such a risk or interference, and such reduced number of shares of Common Stock or other securities, if any, to be sold by such holders shall be allocated among such holders and other persons in proportion to the number of shares of Common Stock then owned by such holders. The holders of Registrable Common Stock to be distributed by such





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underwriters shall be parties to the underwriting agreement between the Company and such underwriters and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders and the conditions precedent to the obligations of such holders of Registrable Common Stock under such underwriting agreement shall be reasonably satisfactory to such holders. Such holders shall not be required to make any representations or warranties to the Company or its underwriters other than representations or warranties regarding such holder and such holder's intended method of distribution. The Company shall have the right to discontinue any registration under this Section 4 at any time prior to the effective date of such registration if the registration of the securities giving rise to such registration under this Section 4 is discontinued, but no such discontinuation shall preclude an immediate or subsequent request by the holders of Registrable Common Stock for registration pursuant to Section 2 hereof if otherwise permitted.

         Section 5. Restrictions on Dispositions and Demand Registrations. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to prepare and file any registration statement pursuant to a Demand Registration or prepare or file any amendment or supplement thereto and may suspend, by giving written notice to the holders of Registrable Common Stock, such holders' rights to make dispositions of Registrable Common Stock pursuant to a Shelf Registration Statement, at any time when the Company, in the good faith judgment of its Board of Directors, reasonably believes that the filing thereof at the time requested, or the offering or sale of securities pursuant thereto, would materially adversely affect a pending or proposed public offering of the Company's securities, or an acquisition, merger, recapitalization, consolidation, reorganization or similar transaction or negotiations, discussions or pending proposals with respect thereto. The rights of holders of Registrable Common Stock to make dispositions thereof pursuant to a Shelf Registration Statement may similarly be suspended by the Company upon written notice to the holders of Registrable Common Stock that the Shelf Registration Statement is unusable as a result of an event requiring a post-effective amendment or supplement, which has not yet been filed, and will remain unusable until the supplement is filed or post-effective amendment is filed and declared effective. The filing of a registration statement, or any amendment or supplement thereto, by the Company cannot be deferred, and the holders' rights to dispose of Registrable Common Stock pursuant to the Shelf Registration Statement cannot be suspended, pursuant to the provisions of the preceding two sentences for more than 90 days after the date of the Board's judgment referred to in the preceding sentence, and may not be so deferred or suspended more than 180 days during any twelve month period unless such deferral or suspension is agreed to in writing by the holders of Registrable Common Stock.

         Section 6.       Registration Procedures.

                 (a) Certain Company Obligations. Whenever Registrable Common Stock is to be registered pursuant to Sections 2 or 3 of this Agreement, the Company will use reasonable diligence to effect the registration of such Registrable Common Stock in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such





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request and with the Piggy-back Registration or Demand Registration, the
Company will as expeditiously as possible:

                          (i) prepare and file with the Commission a registration statement which includes the Registrable Common Stock and use reasonable diligence to cause such registration statement to become effective (which registration statement, in the case of a Demand Registration, shall in all events be filed with the Commission within 45 days after the Company's receipt of the Demand Registration); provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the holders of the Registrable Common Stock covered by such registration statement and the underwriters, if any, draft copies of all such documents proposed to be filed at least three business days prior thereto, which documents will be subject to the reasonable review of such holders and underwriters, and provided further that if such registration statement refers to any holder of Registrable Common Stock by name or otherwise as the holder of any securities of the Company, then such holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such holder, to the effect that the holding by such holder of such securities does not necessarily make such holder a "controlling person" of the Company within the meaning of the Securities Act and is not to be construed as a recommendation by such holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any rules and regulations promulgated thereunder, the deletion of the reference to such holder;

                          (ii) prepare and file as soon as reasonably practicable with the Commission such amendments and post-effective amendments to the registration statement as may be necessary to keep the registration statement effective for the period of time specified in Section 3 with respect to the Shelf Registration Statement and otherwise for 90 days (or such shorter period which will terminate when all Registrable Common Stock covered by such registration statement has been sold or withdrawn); cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the holders thereof set forth in such registration statement or supplement to the prospectus;

                          (iii) furnish to any holder of Registrable Common Stock included in such registration statement and the managing underwriter or underwriters, if any, without





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                 charge, at least one signed copy of the registration statement and any post-effective amendment thereto, upon request, and such number of conformed copies thereof and such number of copies of the prospectus (including each preliminary prospectus) and any amendments or supplements thereto, and any documents incorporated by reference therein, as such holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Common Stock being sold by such holder;

                          (iv) notify each holder of Registrable Common Stock included in such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, when the Company becomes aware of the happening of any event as a result of which the prospectus included in such registration statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Common Stock, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                          (v) use reasonable diligence to cause all Registrable Common Stock included in such registration statement to be listed, by the date of the first sale of Registrable Common Stock pursuant to such registration statement, on each securities exchange on which the common stock of the Company is then listed or proposed to be listed, if any, and use reasonable diligence to cause all Registrable Common Stock included in such Registration Statement to be quoted on the NASDAQ National Market System (or other national market), if the common stock of the Company is then quoted thereon or is proposed to be quoted thereon;

                          (vi) make generally available to its security holders an earnings statement satisfying the provisions of
                 Section 11(a) of the Securities Act as soon as practicable, which earnings statement shall cover said 12-month period, which requirements will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Act as soon as feasible;

                          (vii) if requested by the managing underwriter or underwriters or any holder of Registrable Common Stock covered by the registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters or such holder reasonably





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                 requests to be included therein, including, without
                 limitation, with respect to the Registrable Common Stock being sold by such holder to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of the underwritten offering of the Registrable Common Stock to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

                          (viii)  on or prior to the date on which the
                 registration statement is declared effective, use reasonable diligence to register or qualify, and cooperate with the holders of Registrable Common Stock included in such registration statement, the underwriter or underwriters, if any, and their counsel, in connection with the registration or qualification of the Registrable Common Stock covered by the registration statement for offer and sale under the securities or blue sky laws of each state and other jurisdiction of the United States as any such holder or underwriter reasonably requests in writing, to use reasonable diligence to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such registration statement is required to be kept effective and to do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions of the Registrable Common Stock covered by the applicable registration statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

                          (ix) cooperate with the holders of Registrable Common Stock covered by the registration statement and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such holders may request;

                          (x)     enter into such customary agreements
                 (including an underwriting agreement in customary form) and take all such other actions as the holders of a majority of the Registrable Common Stock being sold or the underwriters retained by holders participating in an underwritten public offering, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Common Stock;

                          (xi) make available for inspection by the holders, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by the holders or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and





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                 employees to supply all information, reasonably requested by the holders or any such seller, underwriter, attorney, accountant or agent in connection with such registration statement. In that connection, the Company may require the holders, such underwriter and such other persons to conduct their investigation in a manner which does not disrupt the operations of the Company and to execute such confidentiality agreements as the Company may reasonably determine to be advisable; and

                          (xii) notify each holder of Registrable Common Stock of any stop order issued or threatened by the Commission in connection with any registration statement covering Registrable Common Stock and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

                 (b) Certain Obligations of Holders of Registrable Common Stock. Each holder of Registrable Common Stock shall provide the Company in writing such information as the Company reasonably requests in order to effectuate the registration and disposition of such holder's Registrable Common Stock pursuant to this Agreement and such holder shall execute all consents, powers of attorney, registration statements and other documents reasonably required to be signed by such holder in order to effectuate the registration or disposition of Registrable Common Stock by such holder.

         Section 7. Registration Expenses. The Company shall pay all expenses incident to the Company's performance of or compliance with its obligations hereunder, including, without limitation, all registration, filing and National Association of Securities Dealers, Inc. fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, and the reasonable fees and disbursements of the Company's counsel and of its independent public accountants. Holders of Registrable Common Stock will be responsible for any expenses incurred by them, including for their own counsel, accountants, underwriters and representatives.

         Section 8.       Indemnification; Contribution.

                 (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each holder of Registrable Common Stock, its officers, directors and partners and each person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, or liabilities arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, any amendment or supplement thereto, any prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same arise out of or are based upon, any such untrue statement or omission based upon information with respect to such indemnified person furnished in writing to the Company by such indemnified person expressly for use therein and will reimburse, as incurred, such holder, officer, director, partner or controlling person for any legal or other expenses incurred by such holder,





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
officer, director, partner or controlling person in connection with investigating, defending or appearing as a third party witness in connection with any such loss, claim, damage, or liability. In connection with an underwritten offering, the Company will indemnify, and reimburse for expenses, the underwriters thereof, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to holders of Registrable Common Stock.

                 (b) Indemnification by Holders of Registrable Common Stock. In connection with any registration statement in which a holder of Registrable Common Stock is participating, such holder will furnish to the Company in writing such information with respect to the name and address of such holder and the amount of Registrable Common Stock held by such holder and such other information as the Company shall reasonably request, for use in connection with any such registration statement or prospectus and agrees to indemnify, the Company, its directors and officers, any underwriter (within the meaning of the Securities Act) for the Company or other persons selling securities pursuant to such registration statement, such other persons selling securities, and each person who controls the Company, such underwriters or other persons (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information with respect to such holder so furnished in writing by such holder expressly for inclusion in any prospectus or registration statement. In no event shall the liability of any selling holder of Registrable Common Stock hereunder be greater in amount than the dollar amount of the proceeds received by such holder upon the sale of the Registrable Common Stock giving rise to such indemnification obligation.

                 (c)      Conduct of Indemnification Proceedings.   Any person
entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing as to which such person will claim indemnification or contribution pursuant to this Agreement and, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to such indemnified party. The failure to notify the indemnifying party promptly of such commencement or threat shall not relieve the indemnifying party of its obligation to indemnify the indemnified party, except to the extent that the indemnifying party is actually prejudiced by such failure. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. If the indemnifying party is not





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entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

                 (d)      Contribution.    If the indemnification provided for
in this Section 8 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or related to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(b), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8(d), no underwriter shall be required to contribute any amount in excess of the amount by which the underwriting discount applicable to the Registrable Common Stock purchased by it and distributed to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no selling holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Common Stock of such selling holder was offered to the public exceeds the amount of any damages which such selling holder has otherwise been required to pay by reason of such untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         If indemnification is available under this Section 8, the indemnifying parties shall indemnify each indemnified party to the full extent provided in
Section 8(a) and (b) without regard to the relative fault of said indemnifying party of indemnified party or any other equitable consideration provided for in this Section 8(d).

         The obligations of the Company pursuant to this Section 8 shall be further subject to such additional express agreements of the Company as may be required to facilitate an underwritten offering, provided that no such agreement shall in any way limit the rights of the holders of Registrable Common Stock under this Agreement, or create additional obligations of such holders not set forth herein, except as otherwise expressly agreed in writing by any such holders. The obligations of the Company pursuant to this Section 8 shall be in addition to any liability or obligation the Company may have at common law or otherwise.

         Section 9. Rule 144. The Company covenants that for so long as any Holder owns any Registrable Common Stock that it will file, in a timely manner, the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and it will take such further action as any holder of Registrable Common Stock may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Common Stock without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Common Stock, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

         Section 10. Remedies. Each holder of Registrable Common Stock in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         Section 11. Binding Effect; Transferees; Termination. Except to the extent otherwise provided herein, the provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. A transferee of Registrable Common Stock, which acquires such securities from a holder of Registrable Common Stock in a transfer, whether in a public distribution or otherwise, which results in such transferred securities not being Registrable Common Stock in the hands of such transferee, shall not be a holder of Registrable Common Stock hereunder and shall not have any rights or obligations hereunder as a result of such transfer of Registrable Common Stock. Except as provided in the preceding sentence, a transferee of a holder of Registrable Common Stock, whether becoming such by sale, transfer, assignment, operation of law or otherwise, shall be deemed to be a holder of Registrable Common Stock hereunder and such transferee shall be entitled to the rights, and subject to the obligations, of such a holder hereunder.

         Section 12. Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented without the written agreement of each of the parties.

         Section 13. Notices. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telex or telecopier, registered or certified mail (return receipt requested), postage prepaid or courier to the parties at the following addresses (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof). Notices sent by mail shall be effective two days after mailing; notices sent by telex shall be effective when answered back, notices sent by telecopier shall be effective when receipt is acknowledged, and notices sent by courier guaranteeing next day delivery shall be effective on the next business day after timely delivery to the courier:

                 (i) if to a holder of Registrable Common Stock at the most current address given by such holder to the Company in writing;

                 (ii) if to the Company at its address set forth in the Purchase Agreement.

         Section 14.      Counterparts.    This Agreement may be executed in
any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         Section 15. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         Section 16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts made and to be performed wholly within that State.

         Section 17.      Severability.    In the event that any one or more of
the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

         IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                                      INLAND RESOURCES INC.,
                                        a Washington corporation


                                      By: /s/ KYLE R. MILLER
                                         ---------------------------------------
                                      Name:   Kyle R. Miller
                                           -------------------------------------
                                      Title:  President / CEO
                                            ------------------------------------


                                      JOINT ENERGY DEVELOPMENT
                                      INVESTMENTS LIMITED PARTNERSHIP

                                      By:  Enron Capital Management Limited
                                           Partnership, its General Partner

                                      By:  Enron Capital Corp., its
                                           General Partner


                                      By: /s/ CLIFFORD P. HICKEY
                                         ---------------------------------------
                                      Name:   Clifford P. Hickey
                                           -------------------------------------
                                      Title:  Vice President
                                            ------------------------------------